Exhibit 10.1
AMENDMENT NO. 2 TO
URBAN-GRO, INC.
2021 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, urban-gro, Inc. (the “Corporation”) maintains the urban-gro, Inc. 2021 Omnibus Stock Incentive Plan (the “Plan,” capitalized terms not defined in this Amendment shall have the meaning as defined in the Plan), which was previously adopted by the Board of Directors of the Corporation (the “Board”) on February 23, 2021, and approved by the stockholders of the Corporation effective May 27, 2021;

WHEREAS, pursuant to Section 3(a) of the Plan, a total of 2,300,000 shares of common stock of the Corporation (the “Shares”) have been approved for issuance under the Plan;

WHEREAS, pursuant to Section 16(a) of the Plan, the Board may not increase the total number of shares that may be issued under the Plan without the approval of the stockholders;

WHEREAS, the Board has determined that it is in the best interests of the Corporation to amend the Plan, subject to stockholder approval, to increase the aggregate number of Shares available for issuance under the Plan by 1,200,000 shares (this “Amendment”); and

WHEREAS, this Amendment will become effective upon approval by the Corporation’s stockholders at the 2024 Annual Meeting of Stockholders and if, for any reason, the Corporation’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

1.Section 3(a) of the Plan is hereby deleted in its entirety and replaced as follows:

“(a)     Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 3,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

This Amendment to the Plan shall become effective upon the date it is approved by the Company’s stockholders in accordance with Applicable Laws.

Except as set forth above, all other provisions of the Plan shall remain unchanged.
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